February 13, 1998

To the Shareholders and Board of
Directors of
The Global Total Return Fund, Inc.


In planning and performing our audit of
the financial statements of The Global
Total Return Fund, Inc. (the "Fund")
for the year ended December 31, 1997,
we considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form N-
SAR, not to provide assurance on
internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of control
activities.  Generally, control
activities that are relevant to an
audit pertain to the entity's objective
of preparing financial statements for
external purposes that are fairly
presented in conformity with generally
accepted accounting principles.  Those
control activities include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the risk
that it may become inadequate because
of changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of any
specific internal control component
does not reduce to a relatively low
level the risk that errors or
irregularities in amounts that would be
material in relation to the financial
statements being audited may occur and
not be detected within a timely period
by employees in the normal course of
performing their assigned functions.
However, we noted no matters involving
internal control, including control
activities for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
December 31, 1997.

This report is intended solely for the
information and use of management and
the Board of Directors of the Fund and
the Securities and Exchange Commission.



PRICE WATERHOUSE LLP